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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-effective Amendment No. 1 on Form S-3 to Registration Statement No. 33-65311 on Form S-4 of Tele-Communications, Inc. of our report dated February 14, 1996, relating to the combined financial statements of VII Cable which appears in the Current Report on Form 8-K of Tele-Communications, Inc. dated June 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



  /s/ Price Waterhouse LLP
  ------------------------
  PRICE WATERHOUSE LLP

  San Jose, California
  May 7, 1997